Exhibit 99.1

NEWS RELEASE August 5, 2026

Contacts: Sunit Patel, CFO
Hamilton West, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

Crown Castle Declares Quarterly
Common Stock Dividend
August 5, 2026 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.0625 per common share. The quarterly dividend is payable on September 30, 2026, to common stockholders of record at the close of business on September 15, 2026. Future dividends are subject to the approval of Crown Castle's Board of Directors.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases approximately 40,000 cell towers across the U.S. This nationwide portfolio serves as the foundation of wireless connectivity that provides cities and communities access to essential data, technology and wireless service – bringing information, ideas, innovations and the connectivity of modern life to help people and businesses thrive. For more information on Crown Castle, please visit www.crowncastle.com.